UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 28, 2010, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), notified the holders of its $351 million principal amount of 7.44% Senior Guaranteed Notes, Series C, due September 30, 2012 (the “Senior Guaranteed Notes”), that BLFC will redeem the outstanding Senior Guaranteed Notes in full on July 1, 2010.  The redemption price of the Senior Guaranteed Notes will equal the sum of the principal amount of the Senior Guaranteed Notes, accrued and unpaid interest to the redemption date and a make-whole amount as provided in the Note Purchase and Guarantee Agreement, dated as of September 25, 2002, governing the Senior Guaranteed Notes.  Bunge estimates that the aggregate amount to be paid to the holders of the Senior Guaranteed Notes will be approximately $403 million.

On June 2, 2010, BLFC informed The Bank of New York Mellon, the trustee (the “Trustee”) for BLFC’s $200 million aggregate principal amount of 7.80% Senior Notes due 2012 (the “Senior Notes”), of its intention to redeem all of the outstanding Senior Notes pursuant to the terms and conditions of the Indenture, dated as of October 15, 2002, governing the Senior Notes.  BLFC has informed the Trustee that the redemption date for the Senior Notes will be July 14, 2010.  A notice of redemption will be delivered to the Trustee for delivery to holders of the Senior Notes on or about June 14, 2010, as provided in the Indenture.  The redemption price of the Senior Notes will equal the sum of the principal amount of the Senior Notes, accrued and unpaid interest to the redemption date and a make-whole amount as provided in the Indenture.  Bunge estimates that the aggregate amount to be paid to holders of the Senior Notes in connection with the redemption of the Senior Notes will be approximately $229 million.

Cautionary Statement Concerning Forward-Looking Statements

This document contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business, fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances, including the potential transactions discussed herein; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally.  The forward-looking statements included herein are made only as of the date hereof, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 2010

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel and Assistant Secretary